For further information, contact:
                                            Donald F. Holt
                                            Executive Vice President &
                                            Chief Financial Officer

                                            (717) 231-5704

Keystone Declares Quarterly Cash Dividend

HARRISBURG,  PA.,  (March  23,  2000) - Keystone  Financial  Inc., (NASDAQ, NMS:
KSTN), the fourth largest financial institution headquartered in Pennsylvania, announced that its Board of Directors declared a regular cash dividend of 29 cents per share, payable on April 20, 2000 to shareholders of record as of April 10, 2000.

Keystone Financial, Inc., with assets of $6.9 billion, is the holding company for Keystone Financial Bank, NA, which has 175 branches throughout Pennsylvania, Maryland and West Virginia and a Mobile Banking Unit which operates throughout the tri-state area. Keystone also operates Martindale Andres & Co., an investment management services provider; Keystone Financial Mortgage Co.; MMC&P, a retirement benefit services firm; Keystone Brokerage, Inc., offering full-service investment planning and discount brokerage; and a 24-hours a day, seven days a week Telephone Banking Center.

For more information, visit the company's web site on the Internet at www.keyfin.com.